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           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Highlights" for the Money Market Portfolio, Government & Agency Securities Portfolio, and Tax-Exempt Portfolio in the Cash Account Trust Capital Assets Funds Shares Prospectus, the Tax-Exempt Portfolio in the Cash Account Trust Service Shares II Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Cash Account Trust Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A, No. 33-32476) of our report dated June 21, 2004, on the financial statements and financial highlights of the Money Market Portfolio, Government & Agency Securities Portfolio, and Tax-Exempt Portfolio, respectively, included in the respective Fund's Annual Report dated April 30, 2004.


                                                     /s/ERNST & YOUNG LLP


Boston, Massachusetts
May 9, 2005